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                                                           Exhibit 99(n)(10)


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion, in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 33-60967), for the CG Variable Life Insurance Separate Account A, of the following reports:

     1. Our report dated February 5, 2004, except for Note 4(A) as to which the date is April 1, 2004, on our audits of the consolidated financial statements of Connecticut General Life Insurance Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

     2. Our report dated March 19, 2004 on our audits of the financial statements of the CG Variable Life Insurance Separate Account A as of December 31, 2003 and for each of the three years in the period ended December 31, 2003.

We also consent to the reference to our Firm under the caption "Experts."


/S/  PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania

April 28, 2004